EXHIBIT 10.16

AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT

THIS AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT
(this “Agreement”), dated as of November 6, 2023, is between Global Net Lease, Inc., a Maryland corporation (the “Company”), and Nicholas S. Schorsch, on his own behalf and on behalf of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, and the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016 (collectively, “Mr. Schorsch”). Except where noted otherwise, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s charter, as amended and restated through the date hereof and as presently in effect (the “Charter”).

RECITALS
WHEREAS, as of the date hereof, the Company has the number and classes of Shares authorized, issued and outstanding as set forth in Exhibit A hereto.
WHEREAS, Section 5.7 of the Charter (as amended through the date hereof) contains a limitation on the ownership of Shares, which prohibits any Person from Beneficially Owning or Constructively Owning more than 8.8% in value of the aggregate of the outstanding Shares (the “Overall Limit”) and more than 8.8% (in value or in number of shares, whichever is more restrictive) of any class or series of Shares (the “Series Limit,” and collectively with the Overall Limit, the “Aggregate Share Ownership Limit”), except as otherwise waived by the Company. These restrictions are designed to ensure the Company’s continued qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).
WHEREAS, Mr. Schorsch and the Company entered into an “Ownership Limit Waiver Agreement,” dated as of September 12, 2023 (the “Initial Waiver Agreement”), that provides Mr. Schorsch with an ownership limit waiver effective as of the Determination Date (as defined in the Initial Waiver Agreement), allowing Mr. Schorsch to be an Excepted Holder.
WHEREAS, in connection with the Initial Waiver Agreement, Bellevue Capital Partners, LLC, on its own behalf and on behalf of Global Net Lease Special Limited Partnership, LLC, AR Capital Global Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, and AR Capital, LLC (collectively, “Bellevue”) entered into an “Ownership Limit Waiver Agreement” dated as of September 12, 2023, that provides Bellevue with an ownership limit waiver effective as of that date, allowing Bellevue to be an Excepted Holder (the “Bellevue Waiver”).
WHEREAS, the Board has been advised by counsel to Bellevue that, on September 9, 2023, Bellevue redeemed the ownership interests of a third party (the “Redemption”) which had the effect of increasing Mr. Schorsch’s ownership percentage in Bellevue and thus increasing the percentage of the outstanding shares of Common Stock that Mr. Schorsch Beneficially Owns or Constructively Owns.
WHEREAS, the Redemption did not change the number shares of Common Stock owned by Bellevue as of September 12, 2023.
WHEREAS, effective as of the date hereof, Mr. Schorsch and the Company desire to amend and restate the Initial Waiver Agreement, and to enter into this Agreement in lieu thereof, which supersedes and replaces the Initial Waiver Agreement in its entirety.
WHEREAS, in connection with this Agreement, Mr. Schorsch will make the representations and covenants set forth in the Certificate of Representations and Covenants, attached hereto as Exhibit B.
WHEREAS, concurrently with the execution of this Agreement, Shelley D. Schorsch, on her own behalf and on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended (collectively, “SDS”) has entered into an “Amended and Restated Ownership Limit Waiver Agreement” as of the date hereof that provides SDS with an ownership limit waiver effective as of the Determination Dates (as defined below), allowing SDS to continue as an Excepted Holder.

WHEREAS, as of September 12, 2023, and the date hereof (collectively, the “Determination Dates”), Mr. Schorsch is treated as Beneficially Owning or Constructively Owning Shares held by SDS and Bellevue.
WHEREAS, each of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, and the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016, is a grantor trust for U.S. federal income tax purposes.
WHEREAS, as of the day immediately prior to each of the Determination Dates, Mr. Schorsch owned 840,199 Shares.
WHEREAS, as of the day immediately prior to each of the Determination Dates, SDS owned 89,264 Shares.
WHEREAS, as of the day immediately prior to each of the Determination Dates, Bellevue owned 34,268,924 Shares.
WHEREAS, Mr. Schorsch has requested a waiver of the Aggregate Share Ownership
Limit.
WHEREAS, the Ownership Limit Waiver (as defined below) shall be effective as of September 12, 2023 (the “Effective Date”).
WHEREAS, pursuant to Section 5.7(ii)(g)(I) of the Charter, the Company has adopted resolutions approving Mr. Schorsch’s exemption from the Aggregate Share Ownership Limit on the terms and conditions hereinafter set forth.
NOW, THEREFORE, the parties, intending to be legally bound, in reliance on the representations set forth in the Certificate (as defined below), hereby agree as follow:

AGREEMENT

1.WAIVER OF OWNERSHIP LIMIT
1.1The Company hereby waives the application of the Aggregate Share Ownership Limit contained in Section 5.7(ii)(a)(I)(A)(1) of the Charter to permit Mr. Schorsch to Beneficially Own or Constructively Own shares of Common Stock (collectively, the “Exempt Stock”), subject to an increased Series Limit for the Common Stock of 13.8% and an increased Overall Limit of 13.8% (the “Excepted Holder Limit”) from and after the Effective Date (collectively the “Ownership Limit Waiver”).
1.2The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 is granted solely to Mr. Schorsch. Any Transfer of the Exempt Stock held by Mr. Schorsch shall cause any such Shares to no longer be subject to this Ownership Limit Waiver and any such Shares shall be subject to the Aggregate Share Ownership Limit as of the date of such Transfer.
1.3The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 only grant Mr. Schorsch the right to Beneficially Own or Constructively Own Shares up to the Excepted Holder Limit. As of the day immediately prior to each of the Determination Dates, Mr. Schorsch owned 840,199 Shares, and Beneficially Owned or Constructively Owned 31,771,495 Shares. Mr. Schorsch shall not, so long as this Agreement remains in place, (i) acquire, directly or indirectly, any additional Shares or (ii) Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit.
1.4Except as specifically provided in Section 1.1, this Agreement does not waive any restrictions or limitations set forth in Section 5.7 of the Charter as they apply to Mr. Schorsch or other Shares Beneficially Owned or Constructively Owned by any person, other than Mr. Schorsch. For the avoidance of doubt, this Agreement also does not modify Section 5.7(ii)(a)(I)(B) and (II) of the Charter in any respect.

2.LIMITATIONS AND OTHER MATTERS
2.1In no event shall the Ownership Limit Waiver permit any Individual’s Beneficial Ownership or Constructive Ownership of Shares to exceed, at any time, the Aggregate Share Ownership

Limit of Section 5.7(i) of the Charter as determined without regard to any provisions of this Agreement, unless and to the extent such Individual is an Excepted Holder. For the purpose of this Agreement, “Individual” has the meaning provided in Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code.
2.2For the Ownership Limit Waiver to be effective, Mr. Schorsch must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit B (the “Certificate”), and must deliver such Certificate to the Company. Except as otherwise determined by the Company, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, the Shares that would otherwise be in excess of the Aggregate Share Ownership Limit shall be deemed to have been transferred to a Trust (as such term is defined in the Charter) in accordance with 5.7(ii)(a)(II) of the Charter.
2.3Mr. Schorsch shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that the Company may reasonably make such request on at least a calendar quarterly basis), a certificate signed by Mr. Schorsch to the effect that Mr. Schorsch has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, Mr. Schorsch will reasonably cooperate with the Company in investigating any direct or indirect relationship that Mr. Schorsch may have with the Company’s tenants or “independent contractors” (within the meaning of Section 856(d)(3) of the Code).
2.4This Ownership Limit Waiver shall automatically be deemed to have been revoked (prospectively or, as necessary in order to protect the Company’s qualification as a real estate investment trust under the Code, retroactively) without any further action if the Company determines, in its sole discretion, that the Company’s ability to qualify and maintain its qualification as a real estate investment trust pursuant to Section 856 et seq. of the Code is reasonably likely to be jeopardized by the Ownership Limit Waiver, or in fact the Ownership Limit Waiver would jeopardize such qualification. The Company shall promptly notify Mr. Schorsch in the event that it has been determined that the Ownership Limit Waiver has been revoked pursuant to this Section 2.4.

3.TERM

3.1The term of this Agreement shall commence as of the Effective Date, and shall terminate on the earliest of (i) with respect to Mr. Schorsch, the earliest date on which Mr. Schorsch does not Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit; (ii) the earliest date on which any of the conditions set forth in Sections 1 or 2 of this Agreement are no longer true or accurate, or otherwise have been violated; (iii) with respect to Mr. Schorsch, the earliest date on which any of the representations, warranties, agreements, or undertakings made in the Certificate (without giving effect to any qualifications as to knowledge) are no longer true; (iv) the earliest date on which the Company makes the determination set forth in Section 2.4 of this Agreement; (v) the earliest date on which Mr. Schorsch acquires, directly or indirectly, Beneficial Ownership or Constructive Ownership of any additional Shares in excess of the aggregate of the number of Shares that Mr. Schorsch, directly or indirectly, Beneficially Owned or Constructively Owned, as of the day immediately prior to each of the Determination Dates; or (vi) the date on which the Bellevue Waiver has been terminated.

4.MISCELLANEOUS
4.1All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

4.2This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
4.3All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.
4.4The Recitals to this Agreement are incorporated into and are deemed a part of this Agreement.

[Signature Page Follows]

Each of the parties has, to the extent it is an entity, caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY

Global Net Lease, Inc.

By:      Name:
Title: Date:

Mr. Schorsch

Nicholas S. Schorsch on his own behalf

Nicholas S. Schorsch on behalf of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended

Date:

Francis J. Mirabello on behalf of the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016.

Date:

EXHIBIT A

COMPANY SHARES AUTHORIZED, ISSUED AND OUTSTANDING

Class of Shares	Shares Authorized	Shares Issued and Outstanding
Common Stock	250,000,000	230,129,233
7.25% Series A Cumulative Redeemable Preferred Stock	9,959,650	6,799,467
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock	11,450,000	4,695,887
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock	7,933,711	7,933,711
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock	4,595,175	4,595,175
A-1

EXHIBIT B

CERTIFICATE OF REPRESENTATIONS AND COVENANTS FOR
OWNERSHIP LIMIT WAIVER

Global Net Lease, Inc. (the “Company”), as of the date hereof, has the number and classes of Shares authorized, issued and outstanding as set forth in Exhibit A. On the date hereof Nicholas S. Schorsch, on his own behalf and on behalf of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, and the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016 (collectively, “Mr. Schorsch”) has entered into an “Amended and Restated Ownership Limit Waiver Agreement” that provides Mr. Schorsch with an ownership limit waiver effective as of September 12, 2023 (the “Effective Date”) allowing him to continue as an Excepted Holder (the “Mr. Schorsch Waiver”). Concurrently with the execution of the Mr. Schorsch Waiver, Shelley D. Schorsch, on her own behalf and on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended (collectively, “SDS”) has entered into an “Amended and Restated Ownership Limit Waiver Agreement” as of the date hereof that provides SDS with an ownership limit waiver, allowing SDS to continue as an Excepted Holder (the “SDS Waiver”). Bellevue Capital Partners, LLC, on its own behalf and on behalf of Global Net Lease Special Limited Partnership, LLC, AR Capital Global Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, and AR Capital, LLC (collectively, “Bellevue”) entered into an “Ownership Limit Waiver Agreement” dated as of September 12, 2023, that provides Bellevue with an ownership limit waiver effective as of that date, allowing Bellevue to be an Excepted Holder (the “Bellevue Waiver”). As of September 12, 2023, and the date hereof (collectively, the “Determination Dates”), Mr. Schorsch is treated as Beneficially Owning or Constructively Owning Shares held by Bellevue and SDS.
Except where noted otherwise, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Waiver Agreement (as defined below).

Mr. Schorsch hereby certifies and affirms as of each Determination Date, the accuracy of the representations set forth in this Certificate of Representations and Covenants for Ownership Limit Waiver (this “Certificate”) on which the Company will rely with regard to granting the Ownership Limit Waiver for Mr. Schorsch and an Excepted Holder Limit pursuant to that certain Amended and Restated Ownership Limit Waiver Agreement between the Company and Mr. Schorsch, dated as of the date hereof (the “Waiver Agreement”). To the extent that the representations set forth below refer to future conduct, such representations constitute covenants of Mr. Schorsch.

1.As of the day immediately prior to each of the Determination Dates, Mr. Schorsch owned 840,199 Shares, and does not Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit (as defined in the Waiver Agreement).

2.Mr. Schorsch does not know or have reason to know that, as of each of the Determination Dates (taking into account the Bellevue Waiver and the SDS Waiver), any Person (as defined in the Charter) would be in violation of Section 5.7(ii)(a)(I)(A) or (B) of the Charter as a result of Mr. Schorsch’s actual ownership, Beneficial Ownership or Constructive Ownership of Shares. Mr. Schorsch will immediately notify the Company if he knows or has reason to know of such a violation.

3.Commencing with the Effective Date and at all times thereafter during which Mr. Schorsch Beneficially Owns or Constructively Owns an amount of shares of Common Stock in excess of the Aggregate Share Ownership Limit:

(a)In no event will Mr. Schorsch directly or indirectly own, Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit.

(b)No Person who is treated as an individual under Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) actually owns, Beneficially Owns or Constructively Owns, or in the future will actually own, Beneficially Own or Constructively Own, as a result of the Exempt Stock, Shares in excess of the Aggregate Share Ownership Limit, unless, in each case, that Person is an Excepted Holder.

(c)Mr. Schorsch will not purchase or acquire, directly or indirectly, any additional Shares in excess of the 840,199 shares of Common Stock that Mr. Schorsch owned as of each Determination Date. Mr. Schorsch will not Beneficially Own or Constructively Own Shares in excess of 31,771,495 Beneficially Owned or Constructively Owned as of each Determination Date.

(d)Other than a tenant that is a “taxable REIT subsidiary” of the Company (within the meaning of Section 856(l) of the Code), Mr. Schorsch has not and will not be a tenant of the Company, or actually own, Beneficially Own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) if it would cause the Company to actually own, Beneficially Own or Constructively Own, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

4.Mr. Schorsch covenants that, after the date hereof, Mr. Schorsch will promptly notify the Company of the date on which the foregoing representations and covenants are no longer true and correct in all respects, and acknowledges and agrees that, if at any time the foregoing representations and covenants would not be accurate, or if there is an event that would result in the Company being treated as “closely held” within the meaning of Section 856(a)(6) of the Code, or the disqualification of the Company as a real estate investment trust under Section 856(a) of the Code by virtue of actual ownership, Beneficial Ownership or Constructive Ownership, Mr. Schorsch shall comply with applicable provisions as set forth in the Charter and take any and all remedial measures in order to cause the representations and covenants in this Certificate to be accurate and not cause the Company to be treated as “closely held” within the meaning of Section 856(a)(6) of the Code or fail to qualify as a real estate investment trust under Section 856(a) of the Code.

5.Mr. Schorsch understands and acknowledges that:

(a)The Ownership Limit Waiver and Excepted Holder Limit are for the sole benefit of Mr. Schorsch and may not be assigned or transferred, including by operation of law or in connection with a merger, consolidation, transfer of equity interests or other transaction involving any party benefiting from the Ownership Limit Waiver, by Mr. Schorsch without prior written consent of the Company.

(b)The Exempt Stock remains subject to the restrictions and limitations set forth in Sections 5.7(ii)(a)(I)(B) and 5.7(ii)(a)(I)(C) of the Charter.
(c)Any violation or attempted violation of the representations and covenants set in this Certificate, or to the extent provided in the Waiver Agreement to which this Certificate is an Exhibit, (or any other action which is contrary to the restrictions on transfer and ownership of Shares set forth in Section 5.7(ii)(a)(I) of the Charter) will result in any Shares that would be actually owned, Beneficially Owned or Constructively Owned by Mr. Schorsch in excess of the Aggregate Share Ownership Limit, and that would otherwise be Exempt Stock, being automatically transferred to a Trust in accordance with Section 5.7(ii)(a)(II) of the Charter.

(d)Except as otherwise determined by the Company, to the extent provided in the Waiver Agreement, the Ownership Limit Waiver shall cease to be effective upon the breach of the representations or covenants set forth in this Certificate or in the Waiver Agreement to which it is an Exhibit.

(e)All questions concerning the construction, validity and interpretation of this Certificate shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

6.Upon request, Mr. Schorsch shall provide, or cause to be provided, to the Company, such additional information as the Company may reasonably request in order to determine the effect, if any, of the ownership of Shares by Mr. Schorsch on the Company’s qualification as a real estate investment trust for U.S. federal income tax purposes.

7.The Company may rely on the representations and covenants contained in this Certificate for purposes of granting Mr. Schorsch the Ownership Limit Waiver.

[Signature Page Follows]

Signed on this November 6, 2023 by Mr. Schorsch

Nicholas S. Schorsch on his own behalf

Nicholas S. Schorsch on behalf of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended

Date:

Francis J. Mirabello on behalf of the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016.

Date:
B-5